FOR IMMEDIATE RELEASE:	CONTACT:	Robert K. Chapman
January 29, 2010		United Bancorp, Inc.
734-214-3801

UNITED BANCORP, INC. ANNOUNCES UNAUDITED FOURTH QUARTER AND TWELVE-MONTH 2009 RESULTS

TECUMSEH, MI – United Bancorp, Inc. (UBMI) reported a consolidated net loss of $482,000, or $.15 per share of common stock, in the fourth quarter of 2009, bringing its full year 2009 consolidated net loss to $8.83 million, or $1.93 per share of common stock. The loss in the fourth quarter of 2009 was the smallest quarterly loss of the most recent five quarters, and resulted from a substantial provision to the Company's allowance for loan losses, increased FDIC insurance premiums and severance costs relating to staff reductions in the fourth quarter of 2009.

Robert K. Chapman, President and Chief Executive Officer of the Company, noted that core earnings remain strong. United’s net interest income improved by 6.0% from 2008 to 2009, and 2009 noninterest income improved by 25.1% over 2008. The Company's pre-tax, pre-provision ROA improved from 1.64% for 2008 to 1.67% for all of 2009. This calculation adjusts net income before tax by the amount of the Company's provision for loan losses and one-time goodwill impairment charge in 2009.

Mr. Chapman commented, “As a community bank, our performance is directly impacted by the economy we operate in. Borrowers continue to struggle, as the credit quality of our loan portfolio continues to be our primary concern.” He indicated that the Company continues to take steps to mitigate the impact of credit issues through the aggressive management of its loan portfolio, along with focus on its profitable business segments and expense control. Chapman noted that United has significantly increased its liquidity, and has taken steps to preserve the Company’s capital, including suspension of dividends on its common stock and implementation of a number of cost-reduction measures.

Results of Operations

Total revenues, consisting of net interest income and noninterest income, improved by 23.5% in the fourth quarter of 2009 and 11.9% for the full year compared to the same periods of 2008. Net interest income was higher by 11.4% for the fourth quarter and 6.0% for the full year of 2009 compared to the same periods in 2008. Noninterest income for 2009 improved by 25.1% compared to 2008, with income from loan sales and servicing providing the largest portion of those increases. Noninterest income represented 34.9% of the Company’s total revenues for 2009, up from 31.2% for the same period of 2008.

The Company’s pre-tax, pre-provision earnings were $4.2 million for the fourth quarter of 2009, up from $2.6 million for the same period in 2008. Full year 2009 pre-tax, pre-provision earnings, excluding the impact of the charge for goodwill impairment, were $14.8 million and 1.67% of average assets, compared to $13.3 million and 1.64% of average assets for 2008.

The Company’s provision for loan losses of $5.3 million for the fourth quarter of 2009 was down from $8.2 million provision recorded during the third quarter of 2009. The largest component of the provision for loan loss during the fourth quarter of 2009 resulted from deteriorating collateral values of loans previously considered impaired by the Company, rather than from the identification of additional loans as impaired. Full year provision for 2009 was $25.8 million, compared to $14.6 million for 2008.

Balance Sheet

Consolidated assets of the Company have increased by 9.2% in the past twelve months, reaching $909.3 million at December 31, 2009. The Company has significantly enhanced its liquidity position, as fed funds sold and interest bearing balances with banks reached $115.5 million at December 31, 2009, compared with $6.3 million at December 31, 2008. Total loans declined to $658.0 million at December 31, 2009, down from $702.0 million at the end of 2008. Total deposits grew to $782.8 million at the end of the most recent quarter, and were up 10.3% for the year. Mr. Chapman attributed this deposit growth to the success of the Company’s “Bank Locally” campaign.

Asset Quality

The loan portfolios of the Banks continue to be affected by loans to a number of residential real estate developers struggling to meet their financial obligations. Real estate construction and development loans have been particularly impacted by declines in housing activity and the resultant impact on real estate values, and have had a disproportionate impact on the credit quality of the Company.

Net charge-offs during the fourth quarter were $11.3 million, up from $3.2 million for the third quarter of the year. Substantially all of the increase in charge-offs was a result of deteriorating collateral values of existing impaired construction and land development loans. The Company had reserved to an estimated value of collateral, but appraisals received during the quarter confirmed the lower values. The resulting charge-offs of specifically reserved loans were responsible for the decline in the Company’s allowance for loan losses for the quarter.

Within the Banks’ loan portfolios, $32.7 million of loans were considered non-performing as of December 31, 2009, compared with $35.4 million as of September 30, 2009 and $21.5 million as of December 31, 2008. Mr. Chapman commented that United continues to be proactive in addressing its credit issues to resolve them in a manner in which management believes to be in the best interests of the Company and its clients. The Company’s allowance for loan losses was 3.08% of its loan balances, resulting in a coverage ratio on its non-performing loans of 61.2% as of December 31, 2009.

Capital Position

United has taken steps intended to protect its capital for the long-term benefit of its shareholders. In January of 2009, United issued and sold $20.6 million in preferred stock to the United States Department of the Treasury under the Capital Purchase Plan. The Board of Directors of the Company suspended payment of a quarterly dividend on its common shares in the second quarter of 2009. Shareholders’ equity at December 31, 2009 was $80.9 million. The Company’s ratio of tier 1 capital as a percentage of its total assets was 8.6% and its ratio of total capital as a percentage of risk-weighted assets was 13.2% at the end of 2009.

As announced on January 15, 2010, United has filed applications with its regulators for permission to consolidate United Bank & Trust (“UBT”) and United Bank & Trust – Washtenaw (“UBTW”) into the charter of UBT. It is anticipated that this consolidation of charters will be completed by April 30, 2010. Following the transaction, UBT will continue to operate the same banking offices in the same markets that UBT and UBTW currently operate. The Company expects the merger to more effectively deploy the banks’ capital while gaining operating efficiencies and providing service improvements to its customers.

Mr. Chapman concluded that the Company does not anticipate a quick turnaround in the current economic and market conditions that have negatively impacted its earnings. Net interest income continues to exhibit strength. While mortgage volumes have been particularly strong for much of 2009, primarily as a result of refinancing during a period of low rates and government incentives, the volume of refinancing activity has begun to subside. The Company does not anticipate that credit quality will improve significantly until the economy rebounds. However, the Company’s business includes a diversity of sources of noninterest income and its core earnings have continued to remain healthy to help absorb the higher level of loan losses.

About United Bancorp, Inc.

United Bancorp, Inc. is an independent financial holding company that is the parent company for United Bank & Trust and United Bank & Trust – Washtenaw. The subsidiary banks operate sixteen banking offices in Lenawee, Washtenaw and Monroe counties, and United Bank & Trust maintains an active wealth management group that serves the Company’s market area. For more information, visit the company’s website at www.ubat.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and United Bancorp, Inc. Forward-looking statements are identifiable by words or phrases such as "continue", “longer-term”, potential", "take steps", "ongoing", "future", "uncertainty", "expect", "until", "anticipate", "estimate", "intend" and variations of such words and similar expressions. Management's determination of the provision and allowance for loan losses and the appropriate carrying value of its goodwill and other intangible assets involves judgments that are inherently forward-looking. Our ability to successfully consolidate our subsidiary banks, implement new programs and initiatives, increase efficiencies, address regulatory issues, respond to declines in collateral values and credit quality, and improve profitability is not entirely within our control and is not assured. The future effect of changes in the real estate, financial and credit markets and the national and regional economy on the banking industry, generally, and United Bancorp, Inc., specifically, are also inherently uncertain. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“risk factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements.

Risk factors include, but are not limited to, the risk factors described in "Item 1A - Risk Factors" of United Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2008; the timing and level of asset growth; changes in banking laws and regulations; changes in property values, asset quality and the financial capability of borrowers; actions of bank regulatory authorities; changes in tax laws; changes in prices, levies and assessments; the impact of technological advances and issues; governmental and regulatory policy changes; the local and global effects of ongoing and future military actions; and current uncertainties and fluctuations in the financial markets and stocks of financial services providers due to concerns about credit availability and concerns about the Michigan economy in particular. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement. United Bancorp, Inc. undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Unaudited Consolidated Financial Statements Follow.

United Bancorp, Inc. and Subsidiaries
Comparative Consolidated Balance Sheet Data (Unaudited)

Dollars in thousands		Dec. 31,	Sept. 30,	Percent	Dec. 31,	Percent
Period-end Balance Sheet		2009	2009	Change	2008	Change
Assets
Cash and due from banks		$10,047	$12,735	-21.1%	$12,147	-17.3%
Interest bearing bal. with banks		115,247	60,872	100.0%	6,325	100.0%
Federal funds sold		295	27,896	0.0%	-	0.0%
Total cash & cash equivalents		125,589	101,503	23.7%	18,472	579.9%

Securities available for sale		92,146	102,277	-9.9%	82,101	12.2%
FHLB Stock		2,992	2,992	0.0%	2,992	0.0%
Loans held for sale		7,979	7,898	1.0%	4,988	60.0%

Portfolio loans
Personal		110,702	111,601	-0.8%	112,095	-1.2%
Business		447,336	470,239	-4.9%	482,564	-7.3%
Residential mortgage		92,015	93,466	-1.6%	102,360	-10.1%
Total portfolio loans		650,053	675,306	-3.7%	697,019	-6.7%
Allowance for loan losses		20,020	26,003	-23.0%	18,312	9.3%
Net loans		630,033	649,303	-3.0%	678,707	-7.2%

Premises and equipment, net		12,332	12,466	-1.1%	13,205	-6.6%
Goodwill		-	-	0.0%	3,469	-100.0%
Bank owned life insurance		12,939	12,817	1.0%	12,447	4.0%
Other assets		25,318	20,592	23.0%	16,012	58.1%
Total Assets		$909,328	$909,848	-0.1%	$832,393	9.2%

Liabilities
Deposits
Non-interest bearing		$99,893	$98,986	0.9%	$89,487	11.6%
Interest bearing		682,908	684,713	-0.3%	620,062	10.1%
Total deposits		782,801	783,699	-0.1%	709,549	10.3%
FHLB advances outstanding		42,098	42,114	0.0%	50,036	-15.9%
Other liabilities		3,562	2,070	72.1%	3,357	6.1%
Total Liabilities		828,461	827,883	0.1%	762,942	8.6%

Shareholders' Equity		80,867	81,965	-1.3%	69,451	16.4%
Total Liabilities and Equity		$909,328	$909,848	-0.1%	$832,393	9.2%

	Fourth Quarter			Year to Date
Average Balance Data	2009	2008	% Change	2009	2008	% Change
Total loans	$679,090	$697,865	-2.7%	$693,066	$672,885	3.0%
Earning assets	883,121	793,937	11.2%	860,731	773,545	11.3%
Total assets	904,218	836,741	8.1%	883,711	809,300	9.2%
Deposits	777,938	706,757	10.1%	752,020	676,845	11.1%
Shareholders' Equity	81,913	72,343	13.2%	84,333	73,585	14.6%

Asset Quality
Net charge offs	$11,282	$5,020	124.7%	$24,061	$8,601	179.8%
Non-accrual loans	26,188	20,019	30.8%
Non-performing loans	32,697	21,522	51.9%
Non-performing assets	35,500	24,981	42.1%
Nonperforming loans/total loans	5.03%	3.09%	62.9%
Allowance for loan loss/total loans	3.08%	2.63%	17.2%
Allowance/nonperforming loans	61.2%	85.1%	-28.0%

United Bancorp, Inc. and Subsidiaries
Comparative Consolidated Income Statement and Performance Data (Unaudited)

Dollars in thousands except per share data	Three months ended Dec. 31,			Twelve months ended Dec. 31,
Consolidated Income Statement	2009	2008	% Change	2009	2008	% Change
Interest Income
Interest and fees on loans	$10,104	$10,643	-5.1%	$40,379	$43,288	-6.7%
Interest on investment securities	790	870	-9.2%	3,234	3,623	-10.7%
Interest on fed funds sold & bank balances	61	3	1933.3%	153	130	17.7%
Total interest income	10,955	11,516	-4.9%	43,766	47,041	-7.0%

Interest Expense
Interest on deposits	2,356	3,597	-34.5%	10,402	14,964	-30.5%
Interest on federal funds purchased	-	1	-100.0%	-	96	-100.0%
Interest on FHLB advances	419	576	-27.3%	1,849	2,237	-17.3%
Total interest expense	2,775	4,174	-33.5%	12,251	17,297	-29.2%
Net Interest Income	8,180	7,342	11.4%	31,515	29,744	6.0%
Provision for loan losses	5,300	8,997	-41.1%	25,770	14,607	76.4%
Net Interest Income After Provision	2,880	(1,655)	-274.0%	5,745	15,137	-62.0%

Noninterest Income
Service charges on deposit accounts	655	781	-16.1%	2,731	3,381	-19.2%
Trust & Investment fee income	1,081	956	13.1%	4,070	4,343	-6.3%
Gains (losses) on securities transactions	(11)	(124)	100.0%	(24)	(18)	33.3%
Income from loan sales and servicing	1,528	47	3151.1%	6,689	2,187	205.9%
ATM, debit and credit card fee income	475	558	-14.9%	2,174	2,257	-3.7%
Income from bank-owned life insurance	123	127	-3.1%	493	486	1.4%
Other income	171	193	-11.4%	766	874	-12.4%
Total noninterest income	4,022	2,538	58.5%	16,899	13,510	25.1%

Noninterest Expense
Salaries and employee benefits	4,269	3,901	9.4%	17,904	16,333	9.6%
Occupancy and equipment expense	1,276	1,158	10.2%	5,255	4,874	7.8%
External data processing	313	444	-29.5%	1,590	1,755	-9.4%
Advertising and marketing expenses	33	219	-84.9%	605	1,191	-49.2%
Attorney & other professional fees	346	313	10.5%	1,183	1,020	16.0%
Director fees	68	75	-9.3%	404	397	1.8%
Expenses relating to ORE property	301	457	-34.1%	1,797	639	181.2%
FDIC Insurance premiums	620	179	246.4%	1,954	408	378.9%
Goodwill impairment	-	-	0.0%	3,469	-	100.0%
Other expense	727	545	33.4%	2,955	3,346	-11.7%
Total noninterest expense	7,953	7,291	9.1%	37,116	29,963	23.9%
Income (Loss) Before Federal Income Tax	(1,051)	(6,408)	-83.6%	(14,472)	(1,316)	999.7%
Federal income tax	(569)	(2,392)	-76.2%	(5,639)	(1,280)	340.5%
Net Income (Loss)	$(482)	$(4,016)	-88.0%	$(8,833)	$(36)	24436.1%

Performance Ratios
Return on average assets	-0.21%	-1.91%		-1.00%	0.00%
Return on average equity	-2.34%	-22.08%		-10.47%	-0.05%
Pre-tax, pre-provision ROA (1)	1.88%	1.24%	51.9%	1.67%	1.64%	1.7%
Net interest margin (FTE)	3.84%	3.87%	-0.8%	3.83%	4.04%	-5.2%
Efficiency ratio	63.9%	72.0%	-11.2%	75.2%	67.7%	11.0%

Common Stock Performance
Basic & diluted earnings (loss) per share	$(0.15)	$(0.79)	-81.0%	$(1.93)	$(0.01)	19200.0%
Dividends per share	0.00	0.10	-100.0%	0.02	0.70	-97.1%
Dividend payout ratio	0.0%	NA	0.0%	NA	-7000.0%	NA
Book value per share				$11.98	$13.75	-12.8%
Market value per share (2)				5.25	7.55	-30.5%

(1)	Excludes first quarter 2009 goodwill impairment charge
(2)	Market value per share is based on the last reported transaction on OTCBB before period end.

United Bancorp, Inc. and Subsidiaries
Trends of Selected Consolidated Financial Data (Unaudited)

Dollars in thousands except per share data	2009				2008
Balance Sheet Data	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Period-end:
Portfolio loans	$650,053	$675,306	$677,571	$690,355	$697,019
Total loans	658,032	683,204	691,371	694,048	702,007
Allowance for loan losses	20,020	26,003	21,050	20,698	18,312
Earning assets	868,712	877,241	844,246	839,974	787,100
Total assets	909,328	909,848	883,130	878,338	832,393
Deposits	782,801	783,699	751,284	741,282	709,549
Shareholders' Equity	80,867	81,965	84,287	85,254	69,451
Average:
Total loans	$679,090	$689,959	$699,115	$704,412	$697,865
Earning assets	883,121	866,377	845,415	837,712	793,937
Total assets	904,218	898,426	887,913	866,243	836,741
Deposits	777,938	760,086	746,346	727,715	706,757
Shareholders' Equity	81,913	85,066	85,493	86,081	72,343

Income Statement Summary
Net interest income	$8,180	$7,860	$7,913	$7,562	$7,342
Provision for loan losses	5,300	8,200	5,400	6,870	8,997
Non-interest income	4,022	4,081	4,713	4,083	2,538
Non-interest expense	7,953	8,443	8,699	8,553	7,291
Federal income tax	(569)	(1,812)	(711)	(2,547)	(2,392)
Net income (loss)	$(482)	$(2,890)	$(762)	$(4,699)	$(4,016)
Basic & diluted earnings (loss) per common share	$(0.15)	$(0.62)	$(0.20)	$(0.96)	$(0.79)

Performance Ratios and Liquidity
Return on average assets	-0.21%	-1.28%	-0.34%	-2.20%	-1.91%
Return on average common equity	-2.34%	-13.48%	-3.54%	-22.14%	-22.08%
Pre-tax, pre-provision ROA (1)	1.88%	1.56%	1.77%	1.43%	1.24%
Net interest margin (FTE)	3.84%	3.77%	3.88%	3.84%	3.87%
Efficiency ratio	63.9%	69.3%	67.6%	101.1%	72.0%
Ratio of loans to deposits	83.0%	86.2%	90.2%	93.1%	98.2%

Asset Quality
Net charge offs	$11,282	$3,247	$5,048	$4,484	$5,020
Non-accrual loans	26,188	30,017	23,889	25,962	20,019
Non-performing loans	32,697	35,366	27,547	29,181	21,522
Non-performing assets	35,500	38,352	31,213	32,582	24,981
Nonperforming loans/total loans	5.03%	5.24%	4.07%	4.23%	3.09%
Allowance for loan loss/total loans	3.08%	3.85%	3.11%	3.00%	2.63%
Allowance/nonperforming loans	61.2%	73.5%	76.4%	70.9%	85.1%

Market Data for Common Stock
Book value per share	$11.98	$12.22	$12.68	$12.88	$13.75
Market value per share (2)
High	6.50	6.90	7.00	10.50	12.99
Low	5.00	4.74	5.60	5.50	7.55
Period-end	5.25	6.00	6.10	6.50	7.55
Period-end shares outstanding	5,066	5,059	5,059	5,059	5,053
Average shares outstanding	5,066	5,059	5,059	5,054	5,053

Capital and Stock Performance
Tier 1 Leverage Ratio	8.6%	8.9%	9.4%	9.7%	7.9%
Total capital to risk-weighted assets	13.2%	13.1%	13.4%	13.3%	10.7%
Dividends per common share	$-	$-	$-	$0.02	$0.10
Dividend payout ratio	0.0%	0.0%	0.0%	NA	NA
Price/earnings ratio (TTM)	NA	NA	NA	NA	NA
Period-end common stock market price/book value	43.8%	49.1%	48.1%	50.5%	54.9%

(1)	Excludes first quarter 2009 goodwill impairment charge
(2)	Market value per share is based on the last reported transaction on OTCBB before period end.